EXHIBIT 10.50

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Third Amendment”) is made and entered into as of July 31, 2003, by and among Mercator Software, Inc., a Delaware corporation (“Parent”), Mercator Software Limited, a company incorporated under the laws of England and Wales (“Mercator UK,” and, collectively with Parent, the “Borrowers”), and Wells Fargo Foothill, Inc. (formerly known as Foothill Capital Corporation), a California corporation, in its capacity as the sole Lender under the Loan Agreement referenced below and in its capacity as the administrative agent (the “Agent”) for such sole Lender.

WITNESSETH:

WHEREAS, the Borrowers, the Lenders and the Agent are parties to that certain Loan and Security Agreement, dated as of December 24, 2002 (as amended, supplemented or modified to date, the “Loan Agreement”), among the Borrowers, the Agent and the Lenders listed on the signature pages thereof;

WHEREAS, pursuant to Section 7.20(a)(i) of the Loan Agreement, the Borrowers are required to maintain minimum EBITDA in accordance with the amounts set forth therein (each an “Applicable Amount”) and the time periods set forth therein (each, an “Applicable Period”); and

WHEREAS, the Borrowers, the Lenders and the Agent wish to amend the Loan Agreement by revising the Applicable Amounts for certain Applicable Periods as herein provided;

NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

Section 1. Definitions. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

Section 2. Amendments to Loan Agreement. The Loan Agreement is hereby amended, effective as of the date this Third Amendment becomes effective in accordance with Section 4 hereof, by amending Section 7.20(a)(i) of the Loan Agreement as follows: (a) the Applicable Amounts shall be $(10,000,000), rather than $(8,000,000), for each of the Applicable Periods for the 7 month period ending July 31, 2003, the 8 month period ending August 31, 2003, and the 9 month period ending September 30, 2003; and (b) the Applicable Amounts shall be $(10,000,000), rather than $(6,000,000), for each of the Applicable Periods for the 10 month period ending October 31, 2003, and the 11 month period ending November 30, 2003.

Section 3. Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Third Amendment, each Borrower hereby represents and warrants that:

3.01 No Default. At and as of the date of this Third Amendment and at and as of the Effective Date: (x) prior to giving effect to this Third Amendment, no Default or Event of Default exists and (y) after giving effect to this Third Amendment, no Default or Event of Default exists.

3.02 Representations and Warranties True and Correct. At and as of the date of this Third Amendment and at and as of the Effective Date and both prior to and after giving effect to this Third Amendment, each of the representations and warranties contained in the Loan Agreement and the other Loan Documents is true and correct in all material respects.

3.03 Corporate Power, Etc. Such Borrower (a) has all requisite corporate power and authority to execute and deliver this Third Amendment and to consummate the transactions contemplated hereby and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Third Amendment and the consummation of the transactions contemplated hereby.

3.04 No Conflict. The execution, delivery and performance by such Borrower of this Third Amendment will not (a) violate any provision of federal, state, or local law or regulation applicable to such Borrower, the Governing Documents of such Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on such Borrower, (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Borrower, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Borrower, other than Permitted Liens, or (d) require any unobtained approval of such Borrower’s interestholders or any unobtained approval or consent of any Person under any material contractual obligation of such Borrower.

3.05 Binding Effect. This Third Amendment has been duly executed and delivered by such Borrower and constitutes the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4. Conditions. This Third Amendment shall be effective as of July 31, 2003 (the “Effective Date”) upon the fulfillment by the Borrowers, in a manner satisfactory to the Agent and the Lenders, of all of the following conditions precedent set forth in this Section 4:

4.01 Execution of the Third Amendment. Each of the parties hereto shall have executed and delivered an original counterpart of this Third Amendment.

4.02 Delivery of Other Documents. The Agent shall have received all such instruments, documents and agreements as the Agent may reasonably request, in form and substance reasonably satisfactory to the Agent.

4.03 Representations and Warranties. As of the Effective Date, the representations and warranties set forth in Section 3 hereof shall be true and correct.

4.04 Compliance with Terms. The Borrowers shall have complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by the Borrowers in connection herewith.

4.05 Fee. The Borrowers shall have paid to the Agent a fee in the amount of $25,000.

Section 5. Miscellaneous.

5.01 Continuing Effect. Except as specifically provided herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

5.02 No Waiver. This Third Amendment is limited as specified and the execution, delivery and effectiveness of this Third Amendment shall not operate as a modification, acceptance or waiver of any provision of the Loan Agreement or any other Loan Document, except as specifically set forth herein.

5.03 References.

(a) From and after the Effective Date, the Loan Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Third Amendment.

(b) From and after the Effective Date, (i) all references in the Loan Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby and (ii) all references in the Loan Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to “Loan Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby.

5.04 Governing Law. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.05 Severability. The provisions of this Third Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Third Amendment in any jurisdiction.

5.06 Counterparts. This Third Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrowers and the Agent.

5.07 Headings. Section headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose.

5.08 Binding Effect; Assignment. This Third Amendment shall be binding upon and inure to the benefit of the Borrowers, the Lenders and the Agent and their respective successors and assigns; provided, however, that the rights and obligations of the Borrowers under this Third Amendment shall not be assigned or delegated without the prior written consent of the Agent.

5.09 Expenses. The Borrowers agree to pay the Agent upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for the Agent (who may be employees of the Agent), incurred by the Agent in connection with the preparation, negotiation and execution of this Third Amendment and any document required to be furnished herewith.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MERCATOR SOFTWARE, INC., a Delaware corporation, as Parent and Borrower,

By:	/s/ Kenneth J. Hall
Title:	EVP, CFO and Treasurer

MERCATOR SOFTWARE LIMITED, a company incorporated under the laws of England and Wales, as Borrower,

By:	/s/ Roy C. King
Title:

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and as Lender,

By:	/s/ Andrew T. Furlong III
Title:	Vice President

5